                                                                    Exhibit 10.1

================================================================================


                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                                  by and among


                         GS CAPITAL PARTNERS 2000, L.P.,
                GS CAPITAL PARTNERS 2000 PARTNERS OFFSHORE, L.P.,
              GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG,
                  GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.,
                          STONE STREET FUND 2000, L.P.,
               BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P.

                                       and

                               RICHARD KLEINKNECHT

                                       and

                              IPC ACQUISITION CORP.

                          dated as of December 19, 2001


================================================================================

                                                               EXECUTION VERSION

     AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of
                                                        ---------
December 19, 2001, among GS CAPITAL PARTNERS 2000, L.P. ("GSCP"), GS CAPITAL
                                                          ----
PARTNERS 2000 PARTNERS OFFSHORE, L.P. ("GSCP Offshore"), GS CAPITAL PARTNERS
                                        -------------
2000 GMBH & CO. BETEILIGUNGS KG ("GS GMBH"), GS CAPITAL PARTNERS 2000 EMPLOYEE
                                  -------
FUND, L.P. ("GS Employee"), STONE STREET FUND 2000, L.P.("Stone Street"), BRIDGE
             -----------                                  ------------
STREET SPECIAL OPPORTUNITIES FUND 2000, L.P. ("Bridge 2000," together with GSCP,
                                               -----------
GSCP Offshore, GS GMBH, GS Employee and Stone Street, the "GS Parties"), RICHARD
                                                           ----------
KLEINKNECHT ("Kleinknecht") and IPC ACQUISITION CORP., a Delaware corporation
              -----------
(the "Corporation").
      -----------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the GS Parties and the Corporation have entered into that certain stockholders agreement, dated as of December 18, 2001, (the "Stockholders Agreement");
 ----------------------
          WHEREAS, the parties desire to amend and restate the Stockholders Agreement as provided herein;

          WHEREAS, the Corporation and Kleinknecht are parties to that certain subscription agreement, dated as of the date hereof, (the "Subscription
                                                           ------------
Agreement") pursuant to which Kleinknecht subscribed for 100,000 shares of
---------
Common Stock at a purchase price of $10.00 per share; and

          WHEREAS, as a condition to the purchase of Common Stock by Kleinknecht pursuant to the Subscription Agreement, the Corporation and GS Parties have required Kleinknecht to enter this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

          SECTION 1. General.
                     -------

               (a) Certain Definitions. As used herein, the following terms
                   -------------------
shall have the following meanings:

          "Affiliate" means (i) with respect to any Person, any other Person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) with respect to any individual, shall also mean the spouse, parent, sibling, child, step-child, grandchild, niece or nephew of such Person, or the spouse thereof.

          "Certificate of Incorporation" shall mean the Corporation's amended
           ----------------------------
and restated certificate of incorporation.

          "Common Stock" shall mean any shares of common stock, par value $0.01
           ------------
per share, of the Corporation and any stock into which such common stock may hereafter be changed or for which such common stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

          "Common Stock Equivalents" shall mean securities convertible into, or
           ------------------------
exchangeable for, shares of Common Stock, including without limitation any options or warrants or rights to acquire any such convertible securities.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "IPO" shall mean the closing of the sale of shares of Common Stock in
           ---
a bona fide, firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

          "Person" shall mean any individual, corporation, limited liability
           ------
company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "Purchase Agreement" shall have the meaning set forth in the recitals.
           ------------------

          "Qualified IPO" means a bona fide, firm commitment, underwritten
           -------------
public offering of Common Stock, other than an offering exclusively related to securities under an employee stock option plan, pursuant to an effective registration statement under the Securities Act, (i) resulting in at least $75,000,000 of gross proceeds to the Corporation, and (ii) reflecting a per share offering price of at least $20.00 per share of Common Stock (as appropriately adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations, reorganizations or other similar events).

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Stock" shall mean (i) any shares of Common Stock and (ii) any Common
           -----
Stock Equivalents, in either case, whether owned on the date hereof or acquired hereafter.

          "Stockholder(s)" shall mean the parties to this Agreement as of the
           -------------=
date hereof (other than the Corporation) and any other Person who after the date hereof executes, and agrees to be bound by the terms of, this Agreement.

          "Transfer" shall mean any sale, assignment, mortgage, hypothecation,
           --------
transfer or pledge of, creation of a security interest in, or lien on, or any encumbrance, gift, trust (voting or other), bequest or any testamentary or other disposition of, whether voluntary or by operation of law, the Stock or any interest therein and the terms Transfer, Transferring and Transferred shall have
                               --------  ------------     -----------
meanings correlative to the foregoing.

          "Transferring Stockholder" shall mean any Stockholder who Transfers or
           ------------------------
proposes to Transfer any Stock of the Corporation.

          Other Defined Terms. The other capitalized terms are defined elsewhere
          -------------------
in this Agreement as follows:

            Term                                     Section
            ----                                     -------
            Agreement                                Preamble
            Board                                    6
            Closing                                  6
            Corporation                              Preamble
            Designated Director                      6
            Drag-Along Transferee                    5
            Exit Sale                                5
            First Offer Shares                       3(b)
            GS Parties                               Preamble
            GSCP                                     Preamble
            HSR Act                                  3(d)
            Refused Stock                            3(b)
            Representatives                          6
            Restricted Period                        2
            Section 3 Offer                          3(a)
            Section 3 Offer Notice                   3(a)
            Section 3(a) Acceptance Period           3(a)
            Section 3(b) Acceptance Period           3(b)
            Section 4 Acceptance Period              4(a)
            Section 4 Notice                         4(a)
            Section 4 Offer                          4(a)
            Section 4 Purchaser                      4(a)
            Transfer Period                          3(c)


               (b) Methodology for Calculations. For purposes of this
                   ----------------------------
Agreement, the proposed Transfer or Transfer of a Common Stock Equivalent shall be treated as the proposed Transfer or Transfer of the shares of Common Stock into which such Common Stock Equivalent can be converted, exchanged or exercised. The Common Stock into which any Common Stock Equivalents are convertible, exchangeable or exercisable shall not be deemed to be outstanding, until the occurrence of such conversion, exchange or exercise.

          SECTION 2. Limitations on Transfers of Stock. For three (3) years
                     ---------------------------------
following the date hereof (the "Restricted Period"), Kleinknecht shall not
                                -----------------
Transfer any Stock, whether owned on the date hereof or acquired hereafter, other than in accordance with Sections 3 and 5 hereof; provided, however, that
                                                       --------  -------
Kleinknecht shall have the right, upon 30 days written notice to the Corporation and the GS Parties, to Transfer any Stock, whether owned on the date hereof or acquired hereafter to (i) the Kleinknecht Family 2000 GST Tax Exempt Trust, dated January 6, 2000, (ii) the Kleinknecht Family 2000 Trust, dated January 6, 2000, and (iii) the Kleinknecht Family Foundation, dated December 30, 1999.

          SECTION 3. Rights of First Offer. Following the expiration of the
                     ---------------------
Restricted Period, Kleinknecht shall only have the right to Transfer any Stock in accordance with the following procedures:

               (a) Prior to any Transfer of Stock, Kleinknecht shall first deliver to the Corporation and the GS Parties a written notice (a "Section 3
                                                                   ---------
Offer Notice"), which shall (i) state Kleinknecht's intention to Transfer Stock
------------
to one or more Persons, the amount of Stock to be sold, the purchase price therefor and a summary of the other material terms of the proposed Transfer and
(ii) offer first, to the Corporation and then, to the GS Parties the option to acquire all or a portion of the Stock upon the terms and subject to the conditions of the proposed Transfer as set forth in the Section 3 Offer Notice (the "Section 3 Offer"). The Section 3 Offer shall remain open and irrevocable
      ---------------
for the periods set forth below (and, to the extent the Section 3 Offer is accepted during such periods, until the consummation of the Transfer contemplated by the Section 3 Offer). The Corporation shall have the right and option, for a period of twenty (20) days after receipt of the Section 3 Offer Notice (the "Section 3(a) Acceptance Period"), to accept all or any part of the
             ------------------------------
offered Stock at the purchase price and on the terms stated in the Section 3 Offer Notice. Such acceptance shall be made by delivering a written notice of such acceptance to Kleinknecht and by sending a copy of such notice to the GS Parties prior to the expiration of the Section 3(a) Acceptance Period.

               (b) If the Corporation shall fail to accept all of the Stock offered for Transfer pursuant to, or shall reject in writing, the Section 3 Offer (the Corporation being required to notify in writing Kleinknecht and the GS Parties of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Section 3(a) Acceptance Period and the receipt of such written notice of rejection of such offer by the Corporation, the GS Parties shall have the right and option, for a period of twenty (20) days thereafter (the "Section 3(b) Acceptance Period"), to accept
                                  ------------------------------
all or any part of the Stock so offered and not accepted by the Corporation (the "Refused Stock") at the purchase price and on the terms stated in the Section 3
 -------------
Offer Notice. Such acceptance
shall be made by delivering a written notice to the Corporation and Kleinknecht within the Section 3(b) Acceptance Period specifying the maximum number of shares of Stock the GS Parties will purchase (the "First Offer Shares").
                                                   ------------------

               (c) If effective acceptance shall not be received pursuant to Sections 3(a) and 3(b) above with respect to all of the Stock offered for sale pursuant to the Section 3 Offer Notice, then Kleinknecht may Transfer all or any portion of the Stock so offered for sale and not so accepted, at a price not less than the price, and on terms no more favorable to the purchaser thereof than the terms, stated in the Section 3 Offer Notice at any time within sixty
(60) days after the expiration of the Section 3(b) Acceptance Period (the "Transfer Period"). To the extent Kleinknecht Transfers all of the Stock so
 ---------------
offered for Transfer during the Transfer Period, Kleinknecht shall promptly notify the Corporation, and the Corporation shall promptly notify the GS Parties, as to (i) the number of shares of Stock, if any, that Kleinknecht then owns, (ii) the number of shares of Stock that Kleinknecht has Transferred, (iii) the terms of such Transfer and (iv) the name of the owner(s) of any shares of Stock Transferred. In the event that all of the Stock is not Transferred by Kleinknecht during the Transfer Period, the right of Kleinknecht to Transfer such Stock shall expire and the obligations of this Section 3 shall be reinstated; provided, however, that, in the event that Kleinknecht determines,
            --------  -------
at any time during the Transfer Period, that the Transfer of all of the Stock on the terms set forth in the Section 3 Offer Notice is impractical, Kleinknecht may terminate the offer and reinstate the procedure provided in this Section 3 without waiting for the expiration of the Transfer Period.

               (d) All Transfers of Stock to the Corporation and/or the GS Parties that are subject to a Section 3 Offer Notice shall be consummated contemporaneously at the offices of the Corporation on a mutually satisfactory business day within thirty (30) days after the expiration of the Section 3(b) Acceptance Period or, if later, the fifth business day following the receipt of any regulatory approvals, including the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable to such Transfers. The delivery of
              -------
certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

               (e) Notwithstanding anything to the contrary contained in this Agreement, this Section 3 shall be inapplicable to any Transfer of Stock by the GS Parties.

          SECTION 4. Tag-Along Rights. The GS Parties shall not Transfer any
                     ----------------
Stock, except in accordance with the following procedures:

               (a) Prior to a Transfer of an amount of Stock equal to fifty one percent (51%) or more in the aggregate of the then outstanding Common Stock, the GS

Parties shall first deliver to Kleinknecht a written notice (the "Section 4
                                                                  ---------
Notice"), which shall specifically identify the proposed transferee (the
------
"Section 4 Purchaser"), the amount of Stock proposed to be sold, the purchase
 -------------------
price therefor, and a summary of the other material terms and conditions of the proposed sale, and shall contain an offer (the "Section 4 Offer") by the Section
                                                ---------------
4 Purchaser to Kleinknecht, which shall be irrevocable for a period of ten (10) days after the receipt thereof (the "Section 4 Acceptance Period") (and, to the
                                     ---------------------------
extent the Section 4 Offer is accepted during such ten (10) day period, until the closing of the Transfer contemplated by the Section 4 Offer), to purchase the Stock (as calculated below) at the same price per share to be paid to, and upon the same terms and conditions as, the GS Parties. A copy of the Section 4 Notice shall promptly be sent to the Corporation. Notice of Kleinknecht's intention to accept a Section 4 Offer, in whole or in part, shall be evidenced by a writing signed by Kleinknecht and delivered to the GS Parties, the Section 4 Purchaser and the Corporation prior to the end of the Section 4 Acceptance Period, setting forth the number of shares of Stock that Kleinknecht elects to Transfer; provided, however, that Kleinknecht may only Transfer up to that
          --------  -------
number of shares of Stock (calculated in accordance with Section 1.2) as shall equal the product of (x) a fraction, the numerator of which is the number of shares of Stock owned by Kleinknecht as of the date of the Section 4 Notice and the denominator of which is the aggregate number of outstanding shares of Stock owned by the Stockholders as of the date of the Section 4 Notice, and (y) the aggregate number of shares of Stock proposed to be sold by the GS Parties. The number of shares of Stock proposed to be sold by the GS Parties shall be reduced if and to the extent necessary to provide for such sale of Stock by Kleinknecht if he elects to exercise his right to Transfer Stock under this Section 4. If effective acceptance by Kleinknecht has been received pursuant to this paragraph
(a), then the GS Parties shall not consummate such Transfer of Stock without participation of Kleinknecht.

               (b) All Transfers of Stock to the Section 4 Purchaser shall be consummated contemporaneously at the offices of the Corporation on a mutually satisfactory business day as soon as practicable, but in no event more than thirty (30) days after the expiration of the Section 4 Acceptance Period, or, if later, the fifth business day following the receipt of any regulatory approvals, including the expiration or termination of all waiting periods under the HSR Act applicable to such Transfers. The delivery of certificates or other instruments evidencing such Stock duly endorsed for Transfer shall be made on such date against payment of the purchase price for such Stock.

               (c) Notwithstanding anything to the contrary contained in this Agreement, this Section 4 shall be inapplicable to any Transfer of Stock by the GS Parties (1) to any Affiliate of the GS Parties or (2) in an amount (when added to any other amounts of Common Stock previously Transferred by the GS Parties) less than fifty-one percent (51%) of the then outstanding Common Stock.

          SECTION 5. Drag-Along Rights. If the GS Parties, whether alone or in
                     -----------------
concert with any other Stockholders, propose to sell to any Person (other than such Persons who are not Affiliates of the GS Parties) (a "Drag-Along
                                                           ----------
Transferee"), in a bona-fide arm's length transaction or series of transactions
----------
(including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise), an amount of Stock equal to forty percent (40%) or more in the aggregate of the then outstanding Common Stock (any such transaction being referred to herein as an "Exit Sale"), then
                                                            ---------
the GS Parties may elect to require Kleinknecht to sell as a part of the Exit Sale to such Drag-Along Transferee at the purchase price and upon the other terms and subject to the conditions of the Exit Sale, all of which shall be set forth in the Drag-Along Notice (as defined below), that number of shares of Stock equal to the product of (x) a fraction, the numerator of which is the number of shares of Stock as is proposed to be sold by the GS Parties and the denominator of which is the aggregate number of shares of Stock owned as of the date of the Drag-Along Notice by the GS Parties and (y) the number of shares of Stock held by Kleinknecht as of the date of the Drag-Along Notice.

          SECTION 6. Management Rights. (a) Each of the GS Parties shall be
                     -----------------
entitled to routinely consult with and advise management of the Corporation with respect to the Corporation's business and financial matters, including management's proposed annual operating plans, and management will meet regularly during each year with representatives of each of the GS Parties (the "Representatives") at the Corporation's facilities at mutually agreeable times
 ---------------
for such consultation and advice, including to review progress in achieving such plans. The Corporation shall give each of the GS Parties reasonable advance written notice of any significant new initiatives or material changes to existing operating plans and shall afford each of the GS Parties adequate time to meet with management to consult on such initiatives or changes prior to implementation. The Corporation agrees to give due consideration to the advice given and any proposals made by each of the GS Parties.

               (b) Each of the GS Parties may inspect all contracts, books, records, personnel, offices and other facilities and properties of the Corporation and, to the extent available to the Corporation after the Corporation uses reasonable efforts to obtain them, the records of its legal advisors and accountants, including accountants' work papers, and each of the GS Parties may make such copies and inspections thereof as each of the GS Parties may reasonably request. The Corporation shall furnish each of the GS Parties with such financial and operating data and other information with respect to the business and properties of the Corporation as each of the GS Parties may request. The Corporation shall permit the Representatives to discuss the affairs, finances and accounts of the Corporation with, and to make proposals and furnish advice with respect thereto, the principal officers of the Corporation.

               (c) From and after the closing of the Acquisition (the "Closing")
                                                                       -------
for so long as GSCP shall hold Common Stock, the Corporation shall cause the Board of Directors of the Corporation (the "Board") to consist of up to five
                                            -----
directors, and GSCP shall be entitled to designate at least one person to the Board (the "Designated Director"). The Corporation shall take all necessary
            -------------------
actions for the Designated Director to be elected to the Board effective upon the Closing.

               Thereafter, in connection with any annual meeting of stockholders at which the term of the Designated Director is to expire, the Corporation shall take all necessary action to cause a new Designated Director to be nominated and elected to the Board. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of the Designated Director, GSCP shall be entitled to designate a successor to fill such vacancy for the unexpired term (and such successor shall be deemed a Designated Director for all purposes of this Section 1(c)).

               (d) The Corporation shall cause the appointment of the Designated Director to serve (i) on the audit committee of the Board and (ii) the compensation committee of the Board.

               (e) Each stockholder agrees that it will vote its shares of Common Stock in favor of the election of the Designated Director to the Board.

               (f) Each of the GS Parties agrees, and shall cause each of their Representatives to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with the exercise of the rights under this Agreement, unless otherwise required by law or unless such confidential information otherwise becomes publicly available or available to it other than through this Agreement.

          SECTION 7. Representations and Warranties. Each party hereto
                     ------------------------------
represents and warrants to the other parties hereto as follows:

               (a) such party has full power and authority to execute, deliver and perform such party's obligations under this Agreement.

               (b) This Agreement has been duly and validly authorized, executed and delivered by such party, and constitutes a valid and binding obligation enforceable against such party in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

               (c) The execution, delivery and performance of this Agreement by such party does not (i) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement or arrangement applicable to such party or to which such party is a party or by which such party is bound or (ii) violate any law, regulation, order, writ, judgment, injunction or decree applicable to such party.

               (d) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by such party in connection with the transactions contemplated hereby.

               (e) Schedule 7(e) hereto sets forth a list of all securities of the Corporation (including, without limitation, shares of capital stock, convertible securities, debentures, options, etc.) as of the date hereof.

               (f) Such party is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

          SECTION 8. Indemnification. Each Stockholder acknowledges that he or
                     ---------------
it understands the meaning and legal consequences of the representations and warranties of such Stockholder contained herein, and hereby agrees to indemnify and hold harmless the Corporation and the other Stockholders from and against any and all loss, damage or liability, including, without limitation, all costs and expenses (including reasonable attorneys' fees), due to or arising out of a breach of any such representations or warranties. All representations, warranties and covenants contained in this Agreement including, without limitation, the indemnification contained in this Section 8 shall survive the termination of this Agreement.

          SECTION 9. Specific Performance; Injunction; Payment of Costs. (a) The
                     --------------------------------------------------
parties agree that it is impossible to determine the monetary damages which would accrue to the Corporation or any Stockholder or his personal representative by reason of the failure of any other Stockholder or the Corporation to perform any of his or its obligations under this Agreement requiring the performance of an act other than the payment of money only. Therefore, if any party to this Agreement or his or its legal representative shall institute an action or proceeding to enforce the provisions of this Agreement against any Stockholder or the Corporation not performing such obligations, any tribunal hearing such cause shall have the power to render an award directing one or more parties hereto to specifically perform his or its obligations hereunder in accordance with the terms and conditions of this Agreement.

               (b) In the event of a breach or threatened breach by a Stockholder of any of the provisions of this Agreement, the Corporation, and the remaining Stockholders shall be entitled to an injunction restraining such Stockholder from any such breach. The availability of these remedies shall not prohibit the Corporation or the other Stockholders from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from the Stockholder.

          SECTION 10. No Inconsistent Agreements. No party hereunder shall take
                      --------------------------
any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

          SECTION 11. Further Assurances. At any time or from time to time after
                      ------------------
the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          SECTION 12. Duration of Agreement. The provisions of Sections 2, 3, 4
                      ---------------------
and 5 shall terminate immediately following a Qualified IPO. In addition, this Agreement shall be effective as of the date hereof and shall terminate upon the occurrence of any of the following events:

               (a) as to any Stockholder, upon such time as such Stockholder ceases to own any Stock;

               (b) the merger or consolidation of the Corporation into or with any other corporation or other entity except for such a merger or consolidation after consummation of which the Stockholders prior to such merger or consolidation will beneficially own more than 50% of capital stock of the surviving or resulting entity; or

               (c) in the same manner as this Agreement may be amended, as set forth in Section 17.

          SECTION 13. Severability. Whenever possible, each provision of this
                      ------------
Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

          SECTION 14. Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York.

          SECTION 15. Successors and Assigns. This Agreement shall inure to the
                      ----------------------
benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. Except pursuant to a Transfer of Stock permitted by the terms hereof, no Stockholder shall have the right to assign his or its rights and obligations under this Agreement without the consent of the other Stockholders. For the avoidance of doubt the parties acknowledge that, subject to compliance with applicable securities laws, in connection with a Transfer by a GS Party to its Affiliates, such GS Party may assign all or some of its rights, and may delegate all or some of its obligations, under this Agreement to such Affiliate without the consent of the Corporation or any other Stockholder. Upon any such assignment, the assignee shall have and be able to exercise all rights of the assigning Stockholder so assigned.

          Section 16. Notices. All notices, requests, consents and other
                      -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with a confirmatory copy sent by a different means within three business days of such notice), nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

               (a)  if to the GS Parties, to:

                    GS Capital Partners 2000, L.P.
                    c/o Goldman, Sachs & Co.
                    85 Broad Street, 10th Floor
                    New York, New York 10004
                    Telecopy:  (212) 357-5505
                    Attention: David J. Greenwald, Esq.

                    with a copy to:

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, New York 10004
                    Telecopy:  (212) 859-8136
                    Attention: Jeffery Bagner, Esq.

               (b)  if to Kleinknecht, to:

                    Richard Kleinknecht
                    28 Plover Lane
                    Huntington, NY 11743

               (c)  if to the Corporation, to:

                    IPC Acquisition Corp.
                    88 Pine Street
                    New York, New York 10005
                    Telecopy:  (212) 344-5106
                    Attention: Secretary

All such notices, requests, consents and other communications shall be deemed to have been given when received.

          Section 17. No Waiver; Amendments. The failure of any party to enforce
                      ---------------------
any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The terms and provisions of this Agreement may be amended, waived or terminated only by a written agreement executed by the party against whom enforcement of any such amendment, waiver or termination is sought.

          Section 18. Transfer of Stock. The transfer of stock by any party made
                      -----------------
in violation of any of the provisions of this Agreement shall be null and void.

          Section 19. Headings. The headings of the Sections of this Agreement
                      --------
have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          Section 20. Nouns and Pronouns. Whenever the context
                      ------------------
requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

          Section 21. Entire Agreement. This Agreement and the other agreements
                      ----------------
and instruments referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

          Section 22. Non-Disclosure. Each Stockholder acknowledges that the
                      --------------
Corporation's clients and customers are a valuable, special and unique asset of the Corporation's business. No Stockholder will disclose the list of the Corporation's clients and customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever except (a) as required in performance of such Stockholder's duties on behalf of the Corporation, (b) as required by applicable law, or (c) to Affiliates or potential investors in the Corporation as expressly approved by the Board of Directors of the Corporation.

          Section 23. Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Stockholders Agreement as of the date first above written.

                              IPC ACQUISITION CORP.

                              By: /s/ Joseph Gleberman
                                  ---------------------------------------------
                                  Name: Joseph Gleberman
                                  Title:


                              GS CAPITAL PARTNERS 2000, L.P.
                              By:  GS Advisors 2000, L.L.C., its general partner

                                   By: /s/ Joseph Gleberman
                                      ------------------------------------------
                                      Name: Joseph Gleberman
                                      Title:


                              GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
                              By: GS Advisors 2000 L.L.C., its General Partner

                                 By: /s/ Joseph Gleberman
                                     -------------------------------------------
                                     Name:  Joseph Gleberman
                                     Title:


                              GS CAPITAL PARTNERS 2000 GmbH & CO.
                              BETEILIGUNGS KG
                              By: Goldman Sachs Management GP GmbH, its
                                  General Partner

                                  By: /s/ Joseph Gleberman
                                      ------------------------------------------
                                      Name: Joseph Gleberman
                                      Title:

                                     GS CAPITAL PARTNERS 2000 EMPLOYEE FUND,
                                     L.P.
                                     By: GS Employee Funds 2000 GP, L.L.C.,
                                         its general partner

                                         By: /s/ Joseph Gleberman
                                             ----------------------------------
                                             Name: Joseph Gleberman
                                             Title:


                                     STONE STREET FUND 2000, L.P.
                                     By: Stone Street 2000, L.L.C., its General
                                         Partner

                                         By: /s/ Joseph Gleberman
                                            ------------------------------------
                                            Name: Joseph Gleberman
                                            Title:


                                     BRIDGE STREET SPECIAL OPPORTUNITIES FUND
                                     2000, L.P.
                                     By: Bridge Street Special Opportunities
                                         2000, L.L.C., its general partner

                                         By: /s/ Joseph Gleberman
                                            ------------------------------------
                                            Name: Joseph Gleberman
                                            Title:


                                     RICHARD KLEINKNECHT

                                     /s/ Richard Kleinknecht
                                     -------------------------------------------

                                                                   Schedule 7(e)
                                                                   -------------

Common Stock, par value $0.01 per share



          Stockholder        Stock Certificate Number        Number of Shares
          -----------        ------------------------        ----------------